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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                  ORETECH, INC. (FORMERLY TANTIVY GROUP, INC.)
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEVADA                                                  88-0417771
---------------------------------                            -------------------
  (State or other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

              300 Jackson Avenue Columbus, Georgia           31901
          ---------------------------------------------    ----------
            (Address of Principal Executive Offices)       (Zip Code)

                     --------------------------------------

                          CONSULTING SERVICES CONTRACT
                              (Full Title of Plan)

                   --------------------------------------

                                 Richard Taulli
                                    Secretary
                             8090 Castle Pines Ave.
                               Las Vegas, NV 89113
                     (Name and Address of agent for service)

                                  775-781-4143
-------------------------------------------------------------
          (Telephone Number, including area code, of agent for service)

                     --------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                               Brian Dvorak, Esq.
                            Dvorak & Associates, Ltd.
                             Las Vegas, Nevada 89113
                              Phone: (702) 768-2960
                               Fax: (702) 794-4532

                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                        PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                        OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      PRICE       OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)     PER UNIT    PRICE       FEE (2)
=============================================================================
Common Stock,         300,000 shares    $5.00    $7,500,000    $285.15
par value
$.001 per share
=============================================================================
(1) This Registration Statement relates to 300,000 shares of the Registrant's Common Stock, par value $.001 per share, to be issued upon pursuant to the terms of the Consulting Services Contracts.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act") the registration fee is calculated on the basis of the average of the bid and ask prices for the Common Stock as quoted on the Over-the-Counter Bulletin Board on May 5, 2003.

============================================================================


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

         The information required to be provided pursuant to this Item to the individual participant Tom Snyder is set forth in the consulting services contract with the Parties (the "Consulting Services Contracts"). See Exhibit 4.1.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Written statement required to be provided to participants pursuant to this Item 2:

         We will provide without charge to each participant in the Consulting Services Contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to Oretech, Inc., Attn:
Stephen Cummins, 300 Jackson Avenue, Columbus, Georgia. Phone: 706-681-3586

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the following documents filed by Oretech, Inc., a Nevada corporation ("TVYG" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this registration statement ("Registration Statement") by reference:

         (i) Registrant Statement on Form 10SB12G, filed on July 19, 1999 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

         (ii) Registrant's quarterly reports on Form 10-QSB for the quarters ended September 30, 1999, March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001, June 30, 2001, September 30, 2001, March 31, 2002, June 30, 2002
and September 30, 2002.

         (iii) Registrants annual report on Form 10-KSB for the years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

         All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement which indicates that all securities offered have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to the participant in the written compensation contract, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation state as follows:

                                  ARTICLE VIII
                       DIRECTORS' AND OFFICERS' LIABILITY

         A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall note eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of the Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

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                                   ARTICLE IX
                                    INDEMNITY

         Every person who was or is a party to, or is threatened to be made a party to or is involved in any action, suit or processing, whether civil criminal administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

         Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.  EXHIBITS

Exhibit No.                Description of Exhibits

3.1 Certificate of Incorporation of the Company (filed as Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001).

3.2 Bylaws of the Company(filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on July 19, 1999).

4.1 Consulting Services Contract dated May 6, 2003 between Oretech, Inc. and Tom Snyder. (filed herewith).

5.1      Opinion of Brian Dvorak, Esq. (Filed herewith).

23.1     Consent of Rotenberg & Co., LLP

23.2     Consent of Brian Dvorak, Esq. (Included in Exhibit 5.1).


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ITEM 9. UNDERTAKINGS

        (a) UNDERTAKING TO UPDATE

              The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 6th day of May, 2003.

                                  ORETECH, INC.

                                  By: /s/ Stephen D. Cummins
                                  ---------------------------
                                  Stephen D. Cummins
                                  CHIEF EXECUTIVE OFFICER

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 6th day of May, 2003.

         SIGNATURE                                TITLE
         ---------                                -----
  /s/ Stephen D. Cummins                     Chief Executive Officer
 ----------------------------------          (principal executive officer)
      Stephen D. Cummins                     and Chairman


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